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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Dean Witter, Discover & Co. of our report dated February 21, 1997, with respect to the consolidated financial statements of Dean Witter, Discover & Co. for the year ended December 31, 1996, appearing in this Current Report on Form 8-K of Dean Witter, Discover & Co. to be filed on February 27, 1997:


        Filed on Form S-3:
                Registration Statement No. 33-92172
                Registration Statement No. 33-57202
                Registration Statement No. 33-60734
                Registration Statement No. 33-89748
                Registration Statement No. 333-7947
                Registration Statement No. 333-22409

        Filed on Form S-8:
                Registration Statement No. 33-62374
                Registration Statement No. 33-63024
                Registration Statement No. 33-63026
                Registration Statement No. 33-78038
                Registration Statement No. 33-79516
                Registration Statement No. 33-82240
                Registration Statement No. 33-82242
                Registration Statement No. 33-82244
                Registration Statement No. 333-4212


Deloitte & Touche LLP

New York, New York
February 27, 1997